EXHIBIT 4.2-B

                                                               Draft 1/02/97
                                                     re:  Capital Securities




                               GULF POWER COMPANY

                                       TO

                           THE CHASE MANHATTTAN BANK,
                                    TRUSTEE.







                          FIRST SUPPLEMENTAL INDENTURE

                          DATED AS OF ________ __, 19__






                                   $---------


                    SERIES __ ____% JUNIOR SUBORDINATED NOTES

                               DUE _____ __, ____

                               TABLE OF CONTENTS


                                                                           PAGE



ARTICLE 1.....................................................................1


SECTION 101. Establishment....................................................1


SECTION 102. Definitions......................................................2


SECTION 103. Payment of Principal and Interest................................3


SECTION 104. Deferral of Interest Payments....................................5


SECTION 105. Denominations....................................................6


SECTION 106. Global Securities................................................6


SECTION 107. Transfer.........................................................7


SECTION 108. Redemption.......................................................7


ARTICLE 2....................................................................10


SECTION 201. Recitals by Company.............................................10


SECTION 202. Ratification and Incorporation of Original
               Indenture.....................................................10


SECTION 203. Executed in Counterparts........................................10


SECTION 204. Listing of Notes................................................10


This Table of Contents does not constitute part of the Indenture or have any bearing upon the interpretation of any of its terms and provisions.

                  THIS FIRST SUPPLEMENTAL INDENTURE is made as of the ____ day of ______, 19__, by and between GULF POWER COMPANY, a Maine corporation, 500 Bayfront Parkway, Pensacola, Florida 32501 (the "Company"), and THE CHASE MANHATTAN BANK, a New York banking corporation, 450 West 33rd Street, New York, New York 10001 (the "Trustee").

                              W I T N E S S E T H:

                  WHEREAS,   the  Company   has   heretofore   entered   into  a
Subordinated Note Indenture, dated as of _______ __, 19__ (the "Original Indenture") with The Chase Manhattan Bank;

                  WHEREAS, the Original Indenture is incorporated herein by this reference and the Original Indenture, as supplemented by this First Supplemental Indenture, is herein called the "Indenture";

                  WHEREAS, under the Original Indenture, a new series of Junior Subordinated Notes may at any time be established by the Board of Directors of the Company in accordance with the provisions of the Original Indenture and the terms of such series may be described by a supplemental indenture executed by the Company and the Trustee;

                  WHEREAS, the Company proposes to create under the Indenture a new series of Junior Subordinated Notes;

                  WHEREAS, additional Junior Subordinated Notes of other series hereafter established, except as may be limited in the Original Indenture as at the time supplemented and modified, may be issued from time to time pursuant to the Indenture as at the time supplemented and modified; and

                  WHEREAS, all conditions necessary to authorize the execution, delivery and recording of this First Supplemental Indenture and to make it a valid and binding obligation of the Company have been done or performed.

                  NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE 1

                       Series A Junior Subordinated Notes

     SECTION 101. Establishment. There is hereby established a new series of Junior Subordinated Notes to be issued under the Indenture, to be designated as the Company's Series __ ____% Junior Subordinated Notes due ____ __, ____ (the "Series __ Notes").

         There are to be authenticated and delivered $___________ principal amount of Series __ Notes, and no further Series __ Notes shall be authenticated and delivered except as provided by Sections 203, 303, 304, 907 or 1107 of the Original Indenture. The Series __ Notes shall be issued in definitive fully registered form.

         The Series __ Notes shall be in substantially the form set out in Exhibit A hereto. The entire principal amount of the Series __ Notes shall initially be evidenced by one certificate issued to the Property Trustee of Gulf Power Capital Trust ___.

         The form of the Trustee's  Certificate of Authentication for the Series
__ Notes shall be in substantially the form set forth in Exhibit B hereto.

         Each Series ___ Note shall be dated the date of authentication thereof and shall bear interest from the date of original issuance thereof or from the most recent Interest Payment Date to which interest has been paid or duly provided for.

     SECTION 102. Definitions. The following defined terms used herein shall, unless the context otherwise requires, have the meanings specified below. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Original Indenture.

         "Deferred Interest" means each installment of interest not paid during any Extension Period, and interest thereon. Deferred installments of interest shall bear interest at the rate of _____% per annum from the applicable Interest Payment Date to the date of payment, compounded semi-annually.

         "Extension Period" means any period during which the Company has elected to defer payments of interest, which deferral may be for a period of up to ten (10) consecutive semi-annual periods.

         "Interest  Payment  Dates"  means  __________________  __, and
---------------- --.

         "Investment Company Act Event" means that the Company shall have received an Opinion of Counsel to the effect that, as a result of the occurrence of a change in law or regulation or a written change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that the Securities Trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act of 1940, as amended, which change becomes effective on or after the Original Issue Date.

         "Original Issue Date" means __________ __, 19__.


         "Regular Record Date" means, with respect to each Interest Payment Date, the close of business on the 15th calendar day preceding such Interest Payment Date.

         "Securities Trust" means Gulf Power Capital Trust ___, a statutory business trust formed by the Company under Delaware law to issue Trust Securities, the proceeds of which will be used to purchase Series __ Notes.

         "Special  Event" means an Investment  Company Act Event or Tax
Event.

         "Stated Maturity" means ____ __, ____.

         "Tax Event" means that the Company shall have received an Opinion of Counsel experienced in such matters to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein or (b) any amendment to, or change in, an interpretation or application of such laws or regulations, there is more than an insubstantial risk that (i) the Securities Trust would be subject to United States federal income tax with respect to income accrued or received on the Series __ Notes, (ii) interest payable to the Securities Trust on the Series __ Notes would not be deductible by the Company for United States federal income tax purposes, or (iii) the Securities Trust would be subject to more than a de minimis amount of other taxes, duties or other governmental charges, which change or amendment becomes effective on or after the Original Issue Date.

     SECTION 103. Payment of Principal and Interest. The unpaid principal amount of the Series __ Notes shall bear interest at the rate of _____% per annum until paid or duly provided for. Interest shall be paid semi-annually in arrears on each Interest Payment Date to the Person in whose name the Series __ Notes are registered on the Regular Record Date for such Interest Payment Date, provided that interest payable at the Stated Maturity of principal or on a Redemption Date as provided herein will be paid to the Person to whom principal is payable. So long as an Extension Period is not occurring, any such interest that is not so punctually paid or duly provided for will forthwith cease to be payable to the Holders on such Regular Record Date and may either be paid to the Person or Persons in whose name the Series __ Notes are registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee ("Special Record Date"), notice whereof shall be given to Holders of the Series __ Notes not less than ten (10) days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the Series __ Notes shall be listed, and upon such notice as may be required by any such exchange, all as more fully provided in the Original Indenture.

         Payments of interest on the Series __ Notes will include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for the Series __ Notes shall be computed and paid on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Series __ Notes is not a Business Day, then a payment of the interest payable on such date will be made on the next succeeding day that is a Business Day, except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date the payment was originally payable.

         Payment of the principal and interest (including Additional Interest, if any) due at the Stated Maturity or earlier redemption of the Series __ Notes shall be made upon surrender of the Series __ Notes at the Corporate Trust Office of the Trustee, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payments of interest (including interest on any Interest Payment Date) will be made, subject to such surrender where applicable, at the option of the Company, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least sixteen (16) days prior to the date for payment by the Person entitled thereto.

         The Company shall pay, as additional interest on the Series __ Notes, when due to the United States or any other taxing authority, the amounts set forth in clause (i) of the definition of Additional Interest.

     SECTION 104. Deferral of Interest Payments. The Company has the right at any time and from time to time to extend the interest payment period of the Series __ Notes for up to ten (10) consecutive semi-annual periods (each, an "Extension Period"), but not beyond the Stated Maturity. Notwithstanding the foregoing, the Company has no right to extend its obligation to pay such amounts as are defined in clause (i) of the definition of Additional Interest. Prior to the termination of any such Extension Period, the Company may further extend the interest payment period, provided that such Extension Period, together with all such previous and further extensions of that Extension Period, shall not exceed ten (10) consecutive semi-annual periods. Upon the termination of any such Extension Period and upon the payment of all accrued and unpaid interest and any Additional Interest then due, the Company may select a new Extension Period, subject to the above limitations and requirements.

         Upon the termination of any Extension Period, which termination shall be on an Interest Payment Date, the Company shall pay all Deferred Interest on the next succeeding Interest Payment Date to the Person in whose name the Series
__ Notes are registered on the Regular Record Date for such Interest Payment Date, provided that Deferred Interest payable at Stated Maturity or on any Redemption Date will be paid to the Person to whom principal is payable.

         If the Company shall have given notice of its election to select any Extension Period, the Company shall not (i) declare or pay any dividend or distribution on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock, or make any guarantee payments with respect to the foregoing and (ii) make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees other than its guarantee of the Capital Securities issued by the Securities Trust) issued by the Company that rank pari passu with or junior to the Series __ Notes.

         The Company shall give the Holder or Holders of the Series __ Notes and the Trustee notice, as provided in Sections 105 and 106, respectively, of the Original Indenture, of its selection or extension of an Extension Period at least one Business Day prior to the earlier of (i) the Regular Record Date relating to the Interest Payment Date on which the Extension Period is to commence or relating to the Interest Payment Date on which an Extension Period that is being extended would otherwise terminate, or (ii) the date the Company or Securities Trust is required to give notice to the New York Stock Exchange or other applicable self-regulatory organization of the record date or the date such distributions are payable. The Company shall cause the Securities Trust to give notice of the Company's selection of such Extension Period to Holders of the Trust Securities. The month in which any notice is given pursuant to the immediately preceding sentence of this Section shall constitute the first month of the first semi-annual period of the ten (10) semi-annual periods, which comprise the Maximum Extension Period.

         At any time any of the foregoing notices are given to the Trustee, the Company shall give to the Paying Agent for the Series __ Notes such information as said Paying Agent shall reasonably require in order to fulfill its tax reporting obligations with respect to such Series __ Notes.

     SECTION 105. Denominations. The Series __ Notes may be issued in the denominations of $___, or any integral multiple thereof.

     SECTION 106. Global Securities. If the Series __ Notes are distributed to Holders of the Trust Securities of the Securities Trust in liquidation of such Holders' interests therein, the Series __ Notes will be issued in the form of one or more Global Securities registered in the name of the Depositary (which shall be The Depositary Trust Company) or its nominee. Except under the limited circumstances described below, Series __ Notes represented by the Global Security will not be exchangeable for, and will not otherwise be issuable as, Series __ Notes in definitive form. The Global Securities described above may not be transferred except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or to a successor Depositary or its nominee.

         Owners of beneficial interests in such a Global Security will not be considered the Holders thereof for any purpose under the Indenture, and no Global Security representing a Series A Note shall be exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of the Depositary or its nominee or to a successor Depositary or its nominee. The rights of Holders of such Global Security shall be exercised only through the Depositary.

         A Global Security shall be exchangeable for Series __ Notes registered in the names of persons other than the Depositary or its nominee only if (i) the Depositary notifies the Company that it is unwilling or unable to continue as a Depositary for such Global Security and no successor Depositary shall have been appointed, or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, at a time when the Depositary is required to be so registered to act as such Depositary and no successor Depositary shall have been appointed, (ii) the Company in its sole discretion determines that such Global Security shall be so exchangeable, or
(iii) there shall have  occurred an Event of Default  with respect to the Series
__ Notes. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Series __ Notes registered in such names as the Depositary shall direct.

     SECTION 107. Transfer. No service charge will be made for any transfer or exchange of Series __ Notes, but payment will be required of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

         The Company shall not be required (a) to issue, transfer or exchange any Series __ Notes during a period beginning at the opening of business fifteen
(15) days before the day of the mailing of a notice identifying the serial numbers of the Series __ Notes to be called for redemption, and ending at the close of business on the day of the mailing, or (b) to transfer or exchange any Series __ Notes theretofore selected for redemption in whole or in part, except the unredeemed portion of any Series A Note redeemed in part.

     SECTION 108. Redemption. The Series __ Notes shall be subject to redemption at the option of the Company, in whole or in part, at any time or from time to time on or after _________ __, ____ or at any time in whole upon the occurrence of a Special Event; provided, however, that if a redemption in part shall result in the delisting of the Capital Securities issued by the Securities Trust, the Company may only redeem the Series __ Notes in whole.

         "Redemption Price", in the case of a redemption, in whole or in part, at the option of the Company, but not upon the occurrence of a Special Event, shall equal the following prices expressed in percentages of the principal amount together with accrued interest to but excluding the date fixed for redemption. If redeemed during the 12-month period beginning ____________, ____;

                                                              Redemption
         Year                                                     Price
         ----                                                     -----
                      .............................                    %
                      .............................                    %
                      .............................                    %
                      .............................                    %
                      .............................                    %
                      .............................                    %
                      .............................                    %
                      .............................                    %
                      .............................                    %
                      .............................                    %

and at 100% on or after _____________, ____.

         Upon the occurrence of a Special Event at any time, the Company may, within ninety (90) days following the occurrence thereof and subject to the terms and conditions of the Indenture, elect to redeem the Series __ Notes, in whole.

         "Redemption Price", in the case of a redemption following a Special Event, means for each Series ___ Note a price equal to the greater of (i) 100% of the principal amount of the Series __ Notes being redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal of and interest on the Series ___ Notes being redeemed discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the Treasury Yield plus 5 basis points, plus, for (i) and (ii) above, whichever is applicable, accrued interest to the date of redemption).

         "Treasury Yield" means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

         "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of Series ___ Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues to corporate debt securities of comparable maturity to the remaining term of the Series ___ Notes.

         "Comparable Treasury Price" means, with respect to any redemption date,
(i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) the third business day in New York City preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for US Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such business day, the Reference Treasury Dealer Quotation for such redemption date.

         "Independent Investment Banker" means an independent investment banking institution of national standing appointed by the Company.

         "Reference Treasury Dealer" means a primary US Government securities dealer in New York City appointed by the Company and reasonably acceptable to the Indenture Trustee.

         "Reference Treasury Dealer Quotation" means, with respect to the Reference Treasury Dealer and any redemption date, the average, as determined by the Indenture Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount and quoted in writing to the Indenture Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third business day in New York City preceding such redemption date).

         In the event of redemption of the Series __ Notes in part only, a new Series __ Note or Notes for the unredeemed portion will be issued in the name or names of the Holders thereof upon the surrender thereof.

         The Series __ Notes will not have a sinking fund.

         Notice of  redemption  shall be given to the  Holders  as  provided  in
Section 1104 of the Original Indenture. The Company will notify the Trustee of the applicable Redemption Price promptly after the calculation thereof. Any notice of such redemption under the Indenture need not set forth such Redemption Price but only the manner of calculation thereof.

         Any redemption of less than all of the Series __ Notes shall, with respect to the principal thereof, be divisible by $___.


                                    ARTICLE 2

                            Miscellaneous Provisions

     SECTION 201. Recitals by Company. The recitals in this First Supplemental Indenture are made by the Company only and not by the Trustee, and all of the provisions contained in the Original Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of Series __ Notes and of this First Supplemental Indenture as fully and with like effect as if set forth herein in full.

     SECTION 202. Ratification and Incorporation of Original Indenture. As supplemented hereby, the Original Indenture is in all respects ratified and confirmed, and the Original Indenture, as heretofore supplemented and modified, and this First Supplemental Indenture shall be read, taken and construed as one and the same instrument.

     SECTION 203. Executed in Counterparts. This First Supplemental Indenture may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

     SECTION 204. Listing of Notes. If the Series __ Notes are to be issued as a Global Security in connection with the distribution of the Series __ Notes to the Holders of the Capital Securities issued by the Securities Trust, the Company will use its best efforts to list such Series __ Notes on the New York Stock Exchange or any such other exchange on which such Capital Securities are then listed and traded.

                  IN  WITNESS  WHEREOF,   each  party  hereto  has  caused  this
instrument to be signed in its name and behalf by its duly authorized officers, all as of the day and year first above written.

ATTEST:                                              GULF POWER COMPANY


By:                                                  By:
   Assistant Secretary                                  Secretary and Treasurer




ATTEST:                                              THE CHASE MANHATTAN BANK


By:                                                  By:
   Senior Trust Officer                                 Senior Trust Officer

                                    EXHIBIT A

                             FORM OF SERIES __ NOTE



NO. 1                                                 CUSIP NO. __________



THE INDEBTEDNESS EVIDENCED BY THIS SECURITY IS, TO THE EXTENT PROVIDED IN THE INDENTURE, SUBORDINATE AND SUBJECT IN RIGHT OF PAYMENT TO THE PRIOR PAYMENT IN FULL OF ALL SENIOR INDEBTEDNESS AND THIS SECURITY IS ISSUED SUBJECT TO THE PROVISIONS OF THE INDENTURE WITH RESPECT THERETO.

                               GULF POWER COMPANY
                    SERIES __ ____% JUNIOR SUBORDINATED NOTE
                                DUE ____ __, ____


         Principal Amount:                  $_________

         Regular Record Date:               15th   calendar  day  prior
                                            to Interest Payment Date

         Original Issue Date:               ________ __, 19__

         Stated Maturity:                   ____ __, ____

         Interest Payment Dates:            _____________ __ and

                                            ------------- --

         Interest Rate:                     _____% per annum

         Authorized Denomination:           $___

         Initial Redemption Date:           ________ __, ___


         Gulf Power Company, a Maine corporation (the "Company", which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to The Chase Manhattan Bank as Property Trustee of Gulf Power Capital Trust ___, a Delaware business trust, or registered assigns, the principal sum of _________ DOLLARS ($__________) on the Stated Maturity shown above (or upon earlier redemption), and to pay interest thereon from the Original Issue Date shown above, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on each Interest Payment Date as specified above, commencing on the Interest Payment Date next succeeding the Original Issue Date shown above and on the Stated Maturity (or upon earlier redemption) at the rate per annum shown above until the principal hereof is paid or made available for payment and on any overdue principal and on any overdue installment of interest. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date (other than an Interest Payment Date that is the Stated Maturity or on a Redemption Date) will, as provided in such Indenture, be paid to the Person in whose name this Note (the "Note") is registered at the close of business on the Regular Record Date as specified above next preceding such Interest Payment Date, provided that any interest payable at Stated Maturity or on any Redemption Date will be paid to the Person to whom principal is payable. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the Notes of this series shall be listed, and upon such notice as may be required by any such exchange, all as more fully provided in the Indenture.

         Payments of interest on this Note will include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for this Note shall be computed and paid on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on this Note is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day, except that, if such Business Day is in the next succeeding calendar year, payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date the payment was originally payable. A "Business Day" shall mean any day other than a Saturday or a Sunday or a day on which banking institutions in New York City are authorized or required by law or executive order to remain closed or a day on which the Corporate Trust Office of the Trustee or the principal corporate trust office of the Property Trustee of the Securities Trust are closed for business.

         The Company shall have the right at any time and from time to time during the term of this Note to extend the interest payment period of such Note for up to 10 consecutive semi-annual periods but not beyond the Stated Maturity of this Note (each, an "Extension Period"), during which periods unpaid interest (together with interest thereon) will compound semi-annually at the Interest Rate ("Deferred Interest"). Upon the termination of each Extension Period, which shall be an Interest Payment Date, the Company shall pay all Deferred Interest on the next succeeding Interest Payment Date to the Person in whose name this
Note is registered at the close of business on the Regular Record Date for such Interest Payment Date, provided that any Deferred Interest payable at Stated Maturity or on any Redemption Date will be paid to the Person to whom principal is payable. Prior to the termination of any such Extension Period, the Company may extend the interest payment period, provided that such Extension Period together with all such previous and further extensions thereof shall not exceed 10 consecutive semi-annual periods. Upon the termination of any such Extension Period, and the payment of all accrued and unpaid interest and any Additional Interest then due, the Company may select a new Extension Period, subject to the above requirements. If the Company shall have given notice of its election to select any Extension Period, the Company shall not (i) declare or pay any dividend or distribution on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock, or make any guarantee payments with respect to the foregoing and (ii) make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees other than its guarantee of the Capital Securities issued by the Securities Trust) issued by the Company that rank pari passu with or junior to this Note. The Company shall give the Holder of this Note and the Trustee notice of its selection or extension of an Extension Period at least one Business Day prior to the earlier of (i) the Regular Record Date relating to the Interest Payment Date on which the Extension Period is to commence or relating to the Interest Payment Date on which an Extension Period that is being extended would otherwise terminate or (ii) the date the Company or Securities Trust is required to give notice to the New York Stock Exchange or other applicable self-regulatory organization of the record date or the date distributions are payable.

         The Company also shall be obligated to pay when due and without extension all additional amounts as may be required so that the net amount received and retained by the Holder of this Note (if the Holder is a Securities Trust) after paying taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States or any other taxing authority will not be less than the amounts such Holder would have received had no such taxes, duties, assessments, or other governmental charges been imposed.

         Payment of the principal of and interest (including Additional Interest, if any) due at the Stated Maturity or earlier redemption of the Series
__ Notes shall be made upon surrender of the Series __ Notes at the Corporate Trust Office of the Trustee, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payment of interest (including interest on an Interest Payment
Date) will be made, subject to such surrender where applicable, at the option of the Company, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least 16 days prior to the date for payment by the Person entitled thereto.

         The indebtedness evidenced by this Note is, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness (as defined in the Indenture), and this Note is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided, and (c) appoints the Trustee his attorney-in-fact for any and all such purposes. Each Holder hereof, by his acceptance hereof, waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

         REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

         Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:  ________ __, 19__.

                                                     GULF POWER COMPANY



                                                     By:
                                                        Warren E. Tate
                                                        Secretary and Treasurer


Attest:



Assistant Secretary



                    {Seal of GULF POWER COMPANY appears here}

                          CERTIFICATE OF AUTHENTICATION

         This is one of the Notes referred to in the within-mentioned Indenture.

                                                THE CHASE MANHATTAN BANK,
                                                   as Trustee


                                                By:
                                                   Authorized Officer

                             (Reverse Side of Note)


         This Note is one of a duly authorized issue of Junior Subordinated Notes of the Company (the "Notes"), issued and issuable in one or more series under a Subordinated Note Indenture, dated as of ________ __, 19__, as supplemented (the "Indenture"), between the Company and The Chase Manhattan Bank, Trustee (the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures incidental thereto reference is hereby made for a statement of the respective rights, limitation of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes issued thereunder and of the terms upon which said Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof as Series __ ____% Junior Subordinated Notes due ____ __, ____ (the "Series __ Notes") in the aggregate principal amount of up to $________. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Indenture.

         The Company shall have the right, subject to the terms and conditions of the Indenture, to redeem this Note, in whole or in part, at any time on or after _______ __, ____ at the option of the Company, or at any time in whole upon the occurrence of a Special Event.

         "Redemption Price", in the case of a redemption, in whole or in part, at the option of the Company, but not upon the occurrence of a Special Event, shall equal the following prices expressed in percentages of the principal amount together with accrued interest to but excluding the date fixed for redemption. If redeemed during the 12-month period beginning _____________,
____.

                                                                  Redemption
         Year                                                         Price
         ----                                                         -----
                      .................................                   %
                      .................................                   %
                      .................................                   %
                      .................................                   %
                      .................................                   %
                      .................................                   %
                      .................................                   %
                      .................................                   %
                      .................................                   %
                      .................................                   %

and at 100% on or after _____________, ____.

         Upon the occurrence of a Special Event (as defined below) at any time, the Company may, within 90 days following the occurrence thereof and subject to the terms and conditions of the Indenture, redeem this Note, in whole.

         "Redemption Price", in the case of a redemption following a Special Event, means for each Series ___ Note a price equal to the greater of (i) 100% of the principal amount of the Series __ Notes being redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal of and interest on the Series ___ Notes being redeemed discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the Treasury Yield plus 5 basis points, plus, for (i) and (ii) above, whichever is applicable, accrued interest to the date of redemption).

         "Treasury Yield" means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

         "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of Series ___ Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues to corporate debt securities of comparable maturity to the remaining term of the Series ___ Notes.

         "Comparable Treasury Price" means, with respect to any redemption date,
(i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day in New York City preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for US Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such business day, the Reference Treasury Dealer Quotation for such redemption date.

         "Independent Investment Banker" means an independent investment banking institution of national standing appointed by the Company.

         "Reference Treasury Dealer" means a primary US Government securities dealer in New York City appointed by the Company and reasonably acceptable to the Indenture Trustee.

         "Reference Treasury Dealer Quotation" means, with respect to the Reference Treasury Dealer and any redemption date, the average, as determined by the Indenture Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount and quoted in writing to the Indenture Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third business day in New York City preceding such redemption date).

         A Special Event may be a Tax Event or an Investment Company Act Event. "Tax Event" means that the Company shall have received an Opinion of Counsel experienced in such matters to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein or (b) any amendment to, or change in, an interpretation or application of such laws or regulations, there is more than an insubstantial risk that (i) the related Securities Trust would be subject to United States federal income tax with respect to income accrued or received on the Series __ Notes, (ii) interest payable to the related Securities Trust would not be deductible by the Company for United States federal income tax purposes, or (iii) the related Securities Trust would be subject to more than a de minimis amount of other taxes, duties or other governmental charges, which change or amendment becomes effective on or after the Original Issue Date. "Investment Company Act Event" means that the Company shall have received an Opinion of Counsel to the effect that, as a result of the occurrence of a change in law or regulation or a written change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that the related Securities Trust is or will be considered an "investment company" which is required to be registered under the Investment Company Act of 1940, as amended, which change becomes effective on or after the Original Issue Date.

         The Company will notify the Trustee of the applicable Redemption Price promptly after the calculation thereof. Any notice of such redemption under the Indenture need not set forth such Redemption Price but only the manner of calculation thereof.

         In the event of redemption of this Note in part only, a new Note or Notes of this series for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the surrender hereof. The Notes will not have a sinking fund.

         If an Event of Default with respect to the Notes of this series shall occur and be continuing, the principal of the Notes of this series may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Notes at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes of each series at the time Outstanding, on behalf of the Holders of all Notes of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar and duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series, of authorized denominations and of like tenor and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         The Notes of this series are issuable only in registered form without coupons in denominations of $___ and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes of this series are exchangeable for a like aggregate principal amount of Notes of this series of a different authorized denomination, as requested by the Holder surrendering the same upon surrender of the Note or Notes to be exchanged at the office or agency of the Company.

         This Note shall be governed by, and construed in accordance with, the internal laws of the State of New York.

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM- as tenants in              UNIF GIFT MIN ACT- ------- Custodian-------
        common                                         (Cust)           (Minor)
TEN ENT- as tenants by the
         entireties
                                                       under Uniform Gifts to
JT TEN- as joint tenants                                     Minors Act
        with right of
        survivorship and                               ------------------------
        not as tenants                                         (State)
        in common


                    Additional abbreviations may also be used
                          though not on the above list.
                          -----------------------------

     FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto --------------------------------- (please insert Social Security or other identifying number of assignee)

-------------------------------------------------------------------------------
PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS,  INCLUDING  POSTAL ZIP CODE
OF ASSIGNEE

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
the  within  Note  and  all  rights   thereunder,   hereby  irrevocably
constituting and appointing

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
agent to transfer said Note on the books of the Company, with full power of substitution in the premises.


Dated:------------------------             -------------------------------
                                           -------------------------------

                                            NOTICE:  The  signature  to
                                            this     assignment    must
                                            correspond  with  the  name
                                            as  written  upon  the face
                                            of  the  within  instrument
                                            in     every     particular
                                            without    alteration    or
                                            enlargement,     or     any
                                            change whatever.

                                    EXHIBIT B



                          CERTIFICATE OF AUTHENTICATION


         This is one of the Notes referred to in the within-mentioned Indenture.

                                                      THE CHASE MANHATTAN BANK,
                                                         as Trustee


                                                      By:
                                                         Authorized Officer